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                                                                  Exhibit 99.2

CONTACT:
Susan Burns
Citigate Sard Verbinnen
212-687-8080
sburns@sardverb.com


            LEXENT ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER;
                    CHIEF OPERATING OFFICER TO ASSUME DUTIES

NEW JUNE 27, 2003 - Lexent Inc. (OTCBB: LXNT), an infrastructure services provider delivering a full spectrum of design, program management and deployment services in the nation's largest metropolitan markets, announced today that Norman G. Fornella, its Executive Vice President and Chief Financial Officer, has resigned from the Company in order to pursue other business opportunities. Mr. Fornella's resignation will be effective on June 30, 2003.

Bruce Levy, the Company's President and Chief Operating Officer, will assume Mr. Fornella's duties as the Chief Financial Officer. Mr. Levy held a variety of senior management positions prior to joining the Company in September 2002, including Senior Vice President and Chief Financial Officer of GPU, Inc. and President and Chief Executive Officer of GPU International Group.

ABOUT LEXENT INC.

Leveraging more than fifty years of experience, Lexent (OTCBB: LXNT) is an infrastructure services company that designs, deploys and maintains fiber optic, electrical and life safety systems for telecommunications carriers and enterprise organizations in some of the largest national metropolitan markets. Supporting the above offerings, Lexent provides a full spectrum of project management and specialized maintenance services to utility, telecommunications, real estate, government and large enterprise customers. Lexent has offices in New York, Washington D.C., Long Island, and the states of New Jersey and Florida. For additional information on Lexent, see Lexent's web site at http://www.lexent.net.

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, the matters set forth in this press release are "forward looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements may be identified by the use of words such as "believes", "anticipates", "expects", "intends", and other similar expressions. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks are more fully outlined in Lexent's registration statement on Form S-1 and other SEC filings.

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